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                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE                              Contact:  Lewis Frazer III
                                                   Chief, Financial Officer
                                                   (423) 922-1123


         REGAL CINEMAS COMPLETES ACQUISITION OF GEORGIA STATE THEATRES

Knoxville, Tennessee (May 31, 1996) - Regal Cinemas, Inc. (Nasdaq/NM:REGL) today announced the completion of its previously announced acquisition of Georgia State Theatres, Inc., a 68-screen, 10-theatre chain headquartered in Atlanta, Georgia. The total consideration Regal paid for the acquisition of Georgia State Theatres was 940,142 shares of its common stock. The acquisition will be accounted for as a pooling of interests.

        Founded in November 1989, Regal Cinemas, Inc., is one of the country's fastest growing theatre chains. The Company shows first run movies and currently has 139 multi-screen theatres in operation with an aggregate of 1,088 screens.


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